SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2010

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 502(f). On April 19, 2010, the Compensation Committee of the PACCAR Inc Board of Directors approved a Long Term Performance Cash Award (“LTIP Cash Award”) for the 2007-2009 cycle under the Company’s Long Term Incentive Plan for the Named Executive Officers identified in the Company’s March 10, 2010 proxy statement. The total compensation for each Named Executive Officer reported in the Summary Compensation Table on page 20 of the Company’s 2010 proxy statement has been recalculated to include the LTIP Cash Award as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation LTIP Cash Award	Total Compensation
M. C. Pigott	$3,034,200	$7,232,401
T. E. Plimpton	$945,270	$3,661,297
J. G. Cardillo	$616,077	$2,865,392
D. D. Sobic	$272,118	$1,386,785
R. E. Armstrong	$156,740	$1,156,128

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of stockholders was held on April 20, 2010.

(b)	Following is a brief description and vote count of all items voted on at the annual meeting:

Item 1. Election of Directors. The following persons were elected to serve as Class III directors with a term expiring in 2013:

Nominee	Shares Voted “For”	Shares Withheld	Broker Nonvotes
Alison J. Carnwath	305,000,156	4,422,511	0
Robert T. Parry	304,353,996	5,068,671	0
John M. Pigott	307,191,209	2,231,458	0
Gregory M. E. Spierkel	307,268,953	2,153,714	0

Item No. 2: Stockholder Proposal Regarding The Supermajority Vote Provisions.

    Item No. 2 was not approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
148,778,447	159,611,940	1,032,280	0

Item No. 3: Stockholder Proposal Regarding a Director Vote Threshold.

    Item No. 3 was not approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
136,993,333	171,384,842	1,044,492	0

Item No. 4: Stockholder Proposal Regarding Composition of the Compensation Committee

    Item No. 4 was not approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
26,349,788	281,748,544	1,324,335	0

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: April 23, 2010	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel